Exhibit 10.2

TransAct Technologies Incorporated
2014 Equity Incentive Plan
Nonstatutory Stock Option Agreement

1. Grant of Option.

This agreement (the “Agreement”) evidences a nonstatutory stock option (this “Stock Option”) granted by TransAct Technologies Incorporated, a Delaware corporation (the “Company”) on [●] (the “Date of Grant”) to [●] (the “Participant”) pursuant to and subject to the terms of the Company’s 2014 Equity Incentive Plan (as from time to time in effect, the “Plan”).  Under this Stock Option, the Participant may purchase, in whole or in part, on the terms provided herein and in the Plan, a total of [●] shares of Stock of the Company (the “Shares”) at an exercise price of $[●] per Share, in each case, subject to adjustment pursuant to Section 7(c) of the Plan in respect of transactions occurring after the date hereof.  The latest date on which this Stock Option, or any part thereof, may be exercised is [●] (the “Final Exercise Date”).

The Stock Option evidenced by this Agreement is a nonstatutory option (that is, an option that does not qualify as an incentive stock option under Section 422).

This Stock Option, unless earlier terminated or forfeited, will become vested and exercisable, subject to the Participant’s continuous Employment through the applicable vesting date, in the following installments:

Vesting Percentage	Vesting Date
25%	[●]
25%	[●]
25%	[●]
25%	[●]

Notwithstanding the foregoing, upon termination of the Participant’s Employment, any then unvested portion of this Stock Option will immediately be forfeited and expire and any then vested portion of this Stock Option will remain exercisable for three months; provided, that any portion of this Stock Option held by the Participant immediately prior to the Participant’s death, or immediately prior to the Participant’s voluntary resignation from active Employment at or after age 55, to the extent then exercisable, will remain exercisable for one year following the Participant’s death or resignation, as the case may be; and further provided, that in no event shall any portion of this Stock Option be exercisable after the Final Exercise Date.  For the avoidance of doubt, this Stock Option will be subject to Section 6(a)(4)(D) of the Plan.

2. Exercise of Stock Option.

Each election to exercise this Stock Option shall be in writing, signed by the Participant or the Participant’s executor, administrator, or legally appointed representative (in the event of the Participant’s incapacity) or the person or persons to whom this Stock Option is transferred by will or the applicable laws of descent and distribution (collectively, the “Option Holder”), and received by the Company at its principal office, accompanied by this Agreement and payment in full as provided in the Plan.  Subject to the further terms and conditions provided in the Plan, the purchase price may be paid as follows:  (i) by delivery of cash or check acceptable to the Administrator; (ii) through a broker-assisted exercise program acceptable to the Administrator; (iii) through the delivery of shares of Stock (as defined in the Plan) that have a fair market value equal to the exercise price or (iv) through any combination of the foregoing.  In the event that this Stock Option is exercised by an Option Holder other than the Participant, the Company will be under no obligation to deliver Shares hereunder unless and until it is satisfied as to the authority of the Option Holder to exercise this Stock Option.

3. Restrictions on Transfer of Shares.

If at the time this Stock Option is exercised the Company or any of its shareholders is a party to any agreement restricting the transfer of any outstanding shares of Stock, the Administrator may provide that this Stock Option may be exercised only if the Shares so acquired are made subject to the transfer restrictions set forth in that agreement (or if more than one such agreement is then in effect, the agreement or agreements specified by the Administrator).

4. Withholding.

If at the time this Stock Option is exercised the Company determines that under applicable law and regulations it could be liable for the withholding of any federal or state tax upon or in connection with exercise or with respect to any later vesting of the Shares acquired upon exercise of this Stock Option, this Stock Option may not be exercised unless and until the person exercising this Stock Option remits to the Company any amount determined by the Company to be required to be withheld upon exercise (or makes other arrangements satisfactory to the Company with respect to such taxes).  The Participant authorizes the Company and its Affiliates to withhold such amount from any amounts otherwise owed to the Participant.

5.           Effect on Employment.

Neither the grant of this Stock Option, nor the issuance of any shares upon exercise of this Stock Option, will give the Participant any right to be retained in the employ of the Company or any of its Affiliates or affect the right of the Company or any of its Affiliates to discharge or discipline such Participant at any time.

6.	Nontransferability of Stock Option.

This Stock Option may not be transferred except as expressly permitted under Section 6(a)(3) of the Plan.

7.           Provisions of the Plan.

This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference.  A copy of the Plan as in effect on the Date of Grant has been furnished to the Participant.  By exercising all or any part of this Stock Option, the Participant agrees to be bound by the terms of the Plan and this Agreement.  In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan will control.  All capitalized terms used herein have the meaning specified in the Plan, unless another meaning is specified herein.

8.           Section 409A; Limitation of Liability.

This Stock Option is intended to be exempt from Section 409A and will be construed and interpreted accordingly.  Notwithstanding the foregoing, or anything to the contrary in this Stock Option or the Plan, the Company makes no representations that the payments and benefits provided under this Agreement either are exempt from or comply with Section 409A, and in no event will the Company, any Affiliate, the Administrator, or any person acting on behalf of the Company, any Affiliate or the Administrator, be liable to the Participant or to the estate or beneficiary of the Participant by reason of any acceleration of income, or any additional tax, penalties, interest or other expenses, asserted by reason of the failure of this Stock Option to satisfy the requirements of Section 422 or Section 409A, or by reason of Section 4999 of the Code, or otherwise asserted with respect to this Stock Option.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer.

TransAct Technologies Incorporated

By: _______________________________
    Name:  Steven A. DeMartino
Title:	President, Chief Financial Officer, Treasurer and Secretary

Acknowledged and agreed:

_________________________________
Participant:  [●]

Dated:  [●]